Exhibit 10.1
Separation and General Release Agreement
     This Separation and General Release Agreement (this “Agreement”) is made as of this 18th day of August, 2008 by and among LOUD Technologies Inc. (the “Company”) and James T. Engen (“Executive,” and together with the Company, the “Parties”).
     WHEREAS, Executive has been employed by the Company under terms set forth in that certain Employment Agreement effective August 1, 2001 by and between Executive and the Company (the “Executive Employment Agreement”);
     WHEREAS, Executive’s employment with the Company has ended by agreement of the Parties (the “Separation”) effective as of August 15, 2008 (the “Separation Date”); and
     WHEREAS, the Parties desire to enter into this Agreement in order to set forth the definitive rights and obligations of the Parties in connection with the Separation.
     NOW, THEREFORE, in consideration of the mutual covenants, commitments and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:
     1. Acknowledgment of Separation. The Parties acknowledge and agree that the Separation is effective as of the Separation Date.
     2. Resignation of Office. Effective as of the Separation Date, Executive voluntarily resigns his position as Director, President and Chief Executive Officer of the Company, and from any and all other offices which he holds at the Company or any of the Company’s subsidiaries or affiliates.
     3. Executive’s Acknowledgment of Consideration. Executive specifically acknowledges and agrees that certain of the obligations created and payments made to him by the Company under this Agreement are promises and payments to which he is not otherwise entitled under any law or contract.
     4. Payments Upon and After the Separation.
          (a) Final Pay. On the next regular payroll date following the Separation Date, Executive shall receive a lump sum payment of all then-outstanding final wages and accrued unused vacation, minus applicable federal, state and local tax withholdings, for services performed for the Company through and including the Separation Date.
          (b) Continuing Indemnification of Executive. As a former officer of the Company, Executive shall remain entitled to all indemnification rights and benefits provided from time to time to other officers and former officers of the Company.
          (c) Severance Benefits. Beginning on or about the Separation Date, Executive (his heirs or assigns) shall be entitled to receive the following severance benefits (the “Severance Benefits”). The payment or provision of such Severance Benefits by the Company shall not represent any admission or concession by the Company that such benefits are owed to Executive under any agreement or obligation that might be asserted by or on behalf of Executive:
               (i) Severance Pay. Subject to the conditions set forth in this Section 4(c) and Executive’s execution and delivery of and Executive’s performance under this Agreement, Executive shall be entitled to receive, on a salary continuation basis, severance payments totaling $350,000, representing 12 months of Executive’s base salary at the rate in effect as of the Separation Date, minus applicable tax and other withholdings, which shall be payable in conformance with the Company’s payroll policies and practices and which will begin no later than the Company’s second regular payroll date following the end of the Revocation Period.
               (ii) COBRA and COBRA Premium Payments. Effective as of the Separation Date, as required by the continuation coverage provisions of Section 4980B of the U. S. Internal Revenue Code of 1986, as amended (“the Code”), Executive shall be offered the opportunity to elect continuation coverage under the group medical plan(s) of the Company (“COBRA coverage”). The Company shall provide Executive with the appropriate COBRA coverage notice and election form for this purpose. If Executive elects COBRA coverage, the Company shall pay up to $1,186.68 per month of Executive’s and his Dependents’ health insurance premiums under COBRA for up to twelve months following the Separation Date; provided, however, that Executive shall notify the Company within two weeks of any change in his circumstances that would warrant discontinuation of his COBRA coverage and benefits (including but not limited to Executive’s receipt of group medical benefits from any other employer), and the Company’s obligation to pay any portion of Executive’s and his Dependents’ health insurance premiums shall automatically terminate upon the date such circumstances warranting discontinuation of Executive’s COBRA coverage and benefits occur. The existence and duration of Executive’s rights and/or the COBRA rights of any of Executive’s eligible dependents shall be determined in accordance with Section 4980B of the Code.
     5. Consulting Services.
          (a) For a 90-day period beginning on the Effective Date (the “Consulting Term”), Executive agrees to render such consulting services to the Company in connection with the Company’s business as the Company from time to time reasonably requests, including, but not limited to, using his best efforts and dedicating a reasonable amount of his business time and attention as requested by the Company to transitioning his duties to and training other employees of the Company. In consideration for such consulting services, during the Consulting Term, the Company shall pay Executive $29,167 per month, payable monthly in arrears in gross amounts on a contract basis on the last business day of each month. Except as pre-approved in writing by the Company’s Chief Financial Officer and as properly documented and reasonably incurred in accordance with the Company’s reimbursement policies, Executive will not be reimbursed for any travel, entertainment, business and other expenses incurred by Executive in his performance of the consulting services. Executive and the Company shall file all tax returns and reports required to be filed by them on the basis that Executive is an independent contractor, rather than an employee, as defined in Treasury Regulation §31.3121(d)-1(c)(2), and Executive shall indemnify the Company for the amount of any employment and/or withholding taxes (and any interest, penalties or costs with respect thereto) paid by the Company as the result of any determination to the contrary by any taxing authority.
          (b) By executing this Agreement, Executive represents and warrants that the agreements set forth herein will not violate any other agreements by which Executive is bound and, that upon the execution and delivery by the Company of this Agreement, this Agreement shall be a valid and binding obligation of Executive, enforceable against Executive in accordance with its terms.
          (c) The Company and Executive agree and acknowledge that Executive’s relationship with the Company, as of and after the date hereof, is that of an independent contractor. Neither the Company nor Executive shall in any way represent itself or himself as a partner, joint venturer, agent, employee or general representative of the other party. Nothing in this Section 5 shall be construed to create an employment relationship between the Company and Executive.
     6. Confidential Information; Non-Competition; Non-Solicitation.
          (a) Confidential Information. Executive acknowledges that the information, observations and data obtained by him concerning the business and affairs of the Company during the course of his employment with the Company, or that may be obtained in connection with his assistance and cooperation with the Company as set forth in Section 11 of this Agreement, is the property of the Company. Executive agrees that he will not, directly, willfully or negligently disclose to any unauthorized person or use for his own account any of such information, observations or data which is of a confidential or proprietary nature (“Confidential Information”) without the Company’s written consent, unless, and to the extent, that (i) the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive’s acts or omissions to act, or (ii) he is required to do so by order of a court of competent jurisdiction (by subpoena or similar process), in which event Executive shall reasonably cooperate with the Company in connection with any action by the Company to limit or suppress such disclosure. Executive represents, warrants and covenants that at no time prior to or contemporaneous with his execution of this Agreement has he, directly, willfully or negligently disclosed Confidential Information to any unauthorized person or used such Confidential Information for his own purposes or benefit. Executive acknowledges his understanding of his non-competition, non-solicitation and non-disclosure restrictions as set forth in the Executive Employment Agreement. Executive understands that his breach of this Section 5 shall eliminate his entitlement to any Severance Benefits under this Agreement, including such payments already received and, with respect to payments received, Executive shall be required to immediately return any such amounts in the event of a breach.
          (b) Non-Solicitation. During the twelve months following the Separation Date (the “Restriction Period”), Executive shall not, to the detriment of the Company, directly or indirectly, for himself or on behalf of any other person, firm or entity: (i) solicit, employ, engage, retain or enter into a business affiliation with any person who at any time during the 12-month period preceding the Separation Date was an employee of the Company, or (ii) encourage, induce or attempt to encourage or induce any person who at any time during the 12-month preceding the Separation Date was a supplier or customer of the Company to cease doing business with the Company or to decrease the amount of business such supplier or customer does with the Company. In the event of Executive’s breach of his obligations under this provision, the length of the Restriction Period shall be increased by the amount of time during which Executive was in breach.
          (c) Non-Competion. During the Restriction Period, Executive shall not, directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, creditor, manager, trustee, agent, stockholder, director, officer or employee of, or advisor to, or in any other capacity, or in any manner, own, control, finance, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity that engages in the manufacture, production, sale, marketing and distribution of audio and music products anywhere in the United States and Europe. In the event of Executive’s breach of his obligations under this provision, the length of the Restriction Period shall be increased by the amount of time during which Executive was in breach.
     7. General Release and Waiver.
          (a) General Release. Executive, for and on behalf of himself and each of his heirs, executors, administrators, personal representatives, successors and assigns, to the maximum extent permitted by law, hereby acknowledges full and complete satisfaction of and ABSOLUTELY AND IRREVOCABLY AND UNCONDITIONALLY FULLY AND FOREVER RELEASES, ACQUITS AND DISCHARGES LOUD Technologies Inc., together with its subsidiaries, parents and affiliates, including but not limited to Sun Capital Partners II, LP, and each of their past and present direct and indirect stockholders, directors, members, partners, officers, employees, attorneys, agents and representatives, and their heirs, executors, administrators, personal representatives, successors and assigns (collectively, the “Releasees”), from any and all claims, demands, suits, causes of action, liabilities, obligations, judgments, orders, debts, liens, contracts, agreements, covenants and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, concealed or hidden, vested or contingent, in law or equity, existing by statute, common law, contract or otherwise, which have existed, may exist or do exist, through and including the execution and delivery by Executive of this Agreement (but not including Executive’s or the Company’s performance under this Agreement), including, without limitation, any of the foregoing arising out of or in any way related to or based upon:
               (i) Executive’s application for and employment with the Company, his being an officer or employee of the Company, or the Separation;
               (ii) any and all claims in tort or contract, and any and all claims alleging breach of an express or implied, or oral or written, contract, policy manual or employee handbook;
               (iii) any alleged misrepresentation, defamation, interference with contract, intentional or negligent infliction of emotional distress, sexual harassment, negligence or wrongful discharge; or
               (iv) any federal, state or local statute, ordinance or regulation,

including but not limited to labor laws or discrimination laws such as Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1987, as amended by the Older Workers Benefit Protection Act and otherwise (the “ADEA”), the Family and Medical Leave Act, the Civil Rights Act set forth at 42 U.S.C. § 1981, the Civil Rights Act of 1986, and the Civil Rights Act of 1991.
          (b) Acknowledgment of Waiver; Disclaimer of Benefits. Executive acknowledges and agrees that he is waiving all rights to sue or obtain equitable, remedial or punitive relief from any or all Releasees of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay, attorneys’ fees and any form of injunctive relief. Notwithstanding the above, Executive further acknowledges that he is not waiving and is not being required to waive any right that cannot be waived by law, including the right to file a charge or participate in an administrative investigation or proceeding; provided, however, that Executive disclaims and waives any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation.
          (c) Effect of Release and Waiver. Executive understands and intends that this Section 7 constitutes a general release of all claims except as otherwise provided in Section 7(a) above, and that no reference therein to a specific form of claim, statute or type of relief is intended to limit the scope of such general release and waiver.
          (d) Waiver of Unknown Claims. Executive expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims. Executive understands the significance of his release of unknown claims and his waiver of statutory protection against a release of unknown claims.
     8. Executive’s Representations and Covenants Regarding Actions. Executive represents, warrants and covenants to each of the Releasees that at no time prior to or contemporaneous with his execution of this Agreement has he knowingly engaged in any wrongful conduct against, on behalf of or as the representative or agent of the Company. Executive further represents, warrants and covenants to each of the Releasees that at no time prior to or contemporaneous with his execution of this Agreement has he filed or caused or knowingly permitted the filing or maintenance, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency or other tribunal, any charge, claim or action of any kind, nature and character whatsoever (“Claim”), known or unknown, suspected or unsuspected, which he may now have or has ever had against the Releasees which is based in whole or in part on any matter referred to in Section 7(a) above. Executive hereby grants the Company his perpetual and irrevocable power of attorney with full right, power and authority to take all actions necessary to dismiss or discharge any such Claim. Executive further covenants and agrees that he will not encourage any person or entity, including but not limited to any current or former employee, officer, director or stockholder of the Company, to institute any Claim against the Releasees or any of them.
     9. No Disparaging Remarks. Executive hereby covenants to each of the Releasees and agrees that he shall not, directly or indirectly, make or solicit or encourage others to make or solicit any disparaging remarks concerning the Releasees, or any of their products, services, businesses or activities. Executive understands that his breach of this Section 9 (as determined by a court of competent jurisdiction) shall eliminate his entitlement to any Severance Benefits under this Agreement, including such payments already received and, with respect to payments received, Executive shall be required to immediately return any such amounts to the Company in the event of a breach. The Company hereby covenants to Executive and agrees that it shall cause its directors, officers, employees and representatives not to, directly or indirectly, make or solicit or encourage others to make or solicit any disparaging remarks concerning the Executive, or any of his services, businesses or activities.
     10. No Conflict of Interest. Executive hereby covenants and agrees that he shall not, directly or indirectly, incur any obligation or commitment, or enter into any contract, agreement or understanding, whether express or implied, and whether written or oral, which would be in conflict with his obligations, covenants or agreements hereunder or which could cause any of his representations or warranties made herein to be untrue or inaccurate.
     11. Assistance, Cooperation, Future Litigation.
          (a) Executive’s Business Assistance and Cooperation. Executive shall make himself reasonably available to assist and cooperate with the Company in connection with any internal and/or independent review of the Company’s financial policies, procedures and activities in respect of all periods during which Executive was employed by the Company. The Company will make all reasonable efforts to insure that such assistance and cooperation will not materially interfere with Executive’s employment and business responsibilities.
          (b) Executive’s Litigation Assistance and Cooperation. Executive acknowledges and affirms his understanding that he may be a witness in litigation, arbitrations, government or other administrative proceedings involving the Company, and/or the other Releasees. Executive hereby covenants and agrees to testify truthfully in any and all such litigation, arbitrations, government or administrative proceedings. Executive further covenants and agrees, upon prior notice and for no further compensation, to make himself reasonably available to and otherwise reasonably assist and cooperate with the Company and/or such other Releasees and with its or their respective attorneys and advisors in connection with any such litigation or administrative proceeding. The Company will make all reasonable efforts to insure that such assistance and cooperation will not materially interfere with Executive’s employment and business responsibilities.
          (c) Executive’s Expenses. Executive shall be entitled to reimbursement of any reasonable pre-approved out-of-pocket expenses for travel, lodging, meals and other transportation incurred by him in relation to any cooperation supplied by Executive as described in this Section 11, subject to the Company’s regular business expense policies and procedures.
     12. Confidentiality. The Company and Executive agree that the terms and conditions of this Agreement are to be strictly confidential, except that Executive may disclose the terms and conditions to his family, attorneys, accountants, tax consultants, state and federal tax authorities or as may otherwise be required by law. The Company may disclose the terms and conditions of this Agreement as the Company deem necessary to their officers, employees, board of directors, stockholders, insurers, attorneys, accountants, state and federal tax authorities, or as may otherwise be required by law. Executive asserts that he has not discussed, and agrees that except as expressly authorized by the Company he will not discuss, this Agreement or the circumstances of his Separation with any employee of the Company, and that he will take affirmative steps to avoid or absent himself from any such discussion even if he is not an active participant therein. EXECUTIVE ACKNOWLEDGES THE SIGNIFICANCE AND MATERIALITY OF THIS PROVISION TO THIS AGREEMENT, AND HIS UNDERSTANDING THEREOF.
     13. Return of Corporate Property; Conveyance of Information.
          (a) Company Property. Executive hereby covenants and agrees to immediately return all documents, keys, credit cards (without further use thereof), and all other items which are the property of the Company and/or which contain Confidential Information; and, in the case of documents, to return any and all materials of any kind and in whatever medium evidenced, including, without limitation, all hard disk drive data, diskettes, microfiche, photographs, negatives, blueprints, printed materials, tape recordings and videotapes.
          (b) Information. Executive hereby acknowledges and affirms that he possesses intellectual information regarding the Company and their businesses, operations, and customer relationships. In addition to the obligation to turn over any physical embodiment of such information as defined in the Federal Rules of Civil Procedure and pursuant to Section 13(a), above, and to keep such information strictly confidential pursuant to Section 5, above, Executive agrees to make himself available from time to time at the Company’s request (during normal business hours and with reasonable prior notice) to discuss and disseminate such information and to otherwise cooperate with the Company’s efforts relating thereto.
     14. Remedies. Executive hereby acknowledges and affirms that in the event of any breach by Executive of any of his covenants, agreements and obligations hereunder, monetary damages would be inadequate to compensate the Releasees or any of them. Accordingly, in addition to other remedies which may be available to the Releasees hereunder or otherwise at law or in equity, any Releasee shall be entitled to specifically enforce such covenants, obligations and restrictions through injunctive and/or equitable relief, in each case without the posting of any bond or other security with respect thereto. Should any provision hereof be adjudged to any extent invalid by any court or tribunal of competent jurisdiction, each provision shall be deemed modified to the minimum extent necessary to render it enforceable.
     15. Acknowledgment of Voluntary Agreement; ADEA Compliance. Executive acknowledges that he has entered into this Agreement freely and without coercion, that he has been advised by the Company to consult with counsel of his choice, that he has had adequate opportunity to so consult, and that he has been given all time periods required by law to consider this Agreement, including but not limited to the 45-day period required by the ADEA (the “Consideration Period”), and has received and understands the attached Exhibit A reflecting all job titles affected by the layoff of which Executive is a part and the ages of all current employees holding those jobs. Executive understands that he may execute this Agreement less than 45 days from its receipt from the Company, but agrees that such execution will represent his knowing waiver of such Consideration Period. Executive further acknowledges that within the 7-day period following his execution of this Agreement (the “Revocation Period”), he shall have the unilateral right to revoke this Agreement, and that the Company’s obligations hereunder shall become effective only upon the expiration of the Revocation Period without Executive’s revocation hereof. In order to be effective, notice of Executive’s revocation of this Agreement must be received by the Company in writing on or before the last day of the Revocation Period.
     16. Complete Agreement; Inconsistencies. This Agreement, including the Executive Employment Agreement, and any other documents referenced herein, constitute the complete and entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes in its entirety any and all prior understandings, commitments, obligations and/or agreements, whether written or oral, with respect thereto; it being understood and agreed that this Agreement and including the mutual covenants, agreements, acknowledgments and affirmations contained herein, is intended to constitute a complete settlement and resolution of all matters set forth in Section 7 hereof. Notwithstanding anything to the contrary set forth herein, each of Executive’s stock option grant agreements remain outstanding in accordance with their respective terms.
     17. No Strict Construction. The language used in this Agreement shall be deemed to be the language mutually chosen by the Parties to reflect their mutual intent, and no doctrine of strict construction shall be applied against any Party.
     18. No Admission of Liability. Nothing herein shall be deemed or construed to represent an admission by the Company or the Releasees of any violation of law or other wrongdoing of any kind whatsoever.
     19. Third Party Beneficiaries. The Releasees are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Releasees hereunder. Executive’s heirs or assigns also are intended third-party beneficiaries with respect to the payments set forth in Section 4 of this Agreement in the event of Executive’s death, and this Agreement may be enforced by each of them in accordance with the terms of that Section 4 in respect of the rights granted to such heirs or assigns therein. Except and to the extent set forth in the preceding two sentences, this Agreement is not intended for the benefit of any person other than the Parties, and no such other person shall be deemed to be a third party beneficiary hereof. Without limiting the generality of the foregoing, it is not the intention of the Company to establish any policy, procedure, course of dealing or plan of general application for the benefit of or otherwise in respect of any other employee, officer, director or stockholder, irrespective of any similarity between any contract, agreement, commitment or understanding between the Company and such other employee, officer, director or stockholder, on the one hand, and any contract, agreement, commitment or understanding between the Company and Executive, on the other hand, and irrespective of any similarity in facts or circumstances involving such other employee, officer, director or stockholder, on the one hand, and Executive, on the other hand.
     20. Tax Withholdings. Notwithstanding any other provision herein, the Company shall be entitled to withhold from any amounts otherwise payable hereunder to Executive any amounts required to be withheld in respect of federal, state or local taxes.

     21. Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the Party (by name or title) designated below (or to such other address, facsimile number,
e-mail address or person as a Party may designate by notice to the other Parties):
If to the Company:
LOUD Technologies Inc.
16220 Wood-Red Road NE
Woodinville, WA 98072
Attn: Chief Executive Officer
With a mandatory copy to:
With a mandatory copy to:
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attn: Douglas C. Gessner, P.C.
Ph: (312) 861-2000
Fax: (312) 861-2200
If to Executive:
to the address on record with the Company
     22. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application hereto of the laws of any jurisdiction other than the State of Washington. In furtherance of the foregoing, the internal law of the State of Washington shall control the interpretation and construction of this Agreement, even though under any other jurisdiction’s choice of law or conflict of law analysis the substantive law of some other jurisdiction may ordinarily apply.
     23. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall otherwise remain in full force and effect.
     24. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     25. Successors and Assigns. The Parties’ obligations hereunder shall be binding upon their successors and assigns. The Parties’ rights and the rights of the other

Releasees shall inure to the benefit of, and be enforceable by, any of the Parties’ and Releasees’ respective successors and assigns. The Company may assign all rights and obligations of this Agreement to any successor in interest to the assets of the Company. In the event that the Company are dissolved, all obligations of the Company under this Agreement shall be provided for in accordance with applicable law.
     26. Amendments and Waivers. Except with respect to any non-competition or similar post-employment restrictions, which shall be subject to modification by a court of competent jurisdiction pursuant to their express terms (as may be modified herein), no amendment to or waiver of this Agreement or any of its terms shall be binding upon any Party unless consented to in writing by such Party.
     27. Headings. The headings of the Sections and subsections hereof are for purposes of convenience only, and shall not be deemed to amend, modify, expand, limit or in any way affect the meaning of any of the provisions hereof.
     28. Disputes. Except as set forth in this paragraph, any dispute, claim or difference arising out of this Agreement will be settled exclusively by binding arbitration in accordance with the rules of the Federal Mediation and Conciliation Service (“FMCS”). The arbitration will be held in Seattle, Washington unless Executive and the Company mutually agree otherwise. Nothing contained in this Section 28 will be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel another party to comply with its obligations under this Agreement or any other agreement between or among the Parties during the pendency of the arbitration proceedings. Subject to the proviso in this sentence below, each Party shall bear its own costs and fees of the arbitration, and the fees and expenses of the arbitrator will be borne equally by the Parties unless the arbitrator determines that any Party has acted in bad faith, in which event the arbitrator shall have the discretion to require any one or more of the Parties to bear all or any portion of fees and expenses of the Parties and/or the fees and expenses of the arbitrator; provided, however, that with respect to claims that, but for this mandatory arbitration clause, could be brought against the Company under any applicable federal or state labor or employment law (“Employment Law”), the arbitrator shall be granted and shall be required to exercise all discretion belonging to a court of competent jurisdiction under such Employment Law to decide the dispute, whether such discretion relates to the provision of discovery, the award of any remedies or penalties, or otherwise. As to claims not relating to Employment Laws, the arbitrator shall have the authority to award any remedy or relief that a Court of the State of Washington could order or grant. The decision and award of the arbitrator shall be in writing and copies thereof shall be delivered to each Party. The decision and award of the arbitrator shall be binding on all Parties. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this Agreement. Either Party to the arbitration may seek to have the ruling of the arbitrator entered in any court having jurisdiction thereof. Each Party agrees that it will not file suit, motion, petition or otherwise commence any legal action or proceeding for any matter which is required to be submitted to arbitration as contemplated herein except in connection with the enforcement of an award rendered by an arbitrator and except to seek the issuance of an injunction or temporary restraining order pending a final determination by the arbitrator. Upon the entry of any order dismissing or staying any action or proceeding filed contrary to the preceding sentence, the Party which filed such action or proceeding shall promptly pay to the other Party the reasonable attorney’s fees, costs and expenses incurred by such other Party prior to the entry of such order. All aspects of the arbitration shall be considered confidential and shall not be disseminated by any Party with the exception of the ability and opportunity to prosecute its claim or assert its defense to any such claim. The arbitrator shall, upon request, issue all prescriptive orders as may be required to enforce and maintain this covenant of confidentiality during the course of the arbitration and after the conclusion of same so that the result and underlying data, information, materials and other evidence are forever withheld from public dissemination with the exception of its subpoena by a court of competent jurisdiction in an unrelated proceeding brought by a third party.
* * * * *

     IN WITNESS WHEREOF, the Parties have executed this Separation and General Release Agreement effective as of the date of the first signature affixed below or as otherwise provided in this Agreement.
READ CAREFULLY BEFORE SIGNING
I have read this Separation and General Release Agreement and have had the opportunity to consult legal counsel prior to my signing of this Agreement. I understand that by executing this Agreement I will relinquish any right or demand I may have against the Releasees or any of them.

DATED:	17 Aug 2008	By:	/s/ James T. Engen

James T. Engen

DATED:	18 Aug 2008	LOUD TECHNOLOGIES INC.

		By:	/s/ James Stewart

		Name:	James Stewart

		Title:	Chief Operating Officer

Signature Page to Separation and General Release Agreement